Exhibit 10.53.2
JULY 26, 2005
L.B. FOSTER COMPANY
BOARD OF DIRECTORS’ RESOLUTION
     RESOLVED, that the base annual salary of David L. Voltz be, and it hereby is, increased from $166,000 to $175,000, effective October 1, 2005.